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EXHIBIT 99.1


I, Raymond J. Skiptunis, Chief Executive Officer of Power Efficiency Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. the Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

2. the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 13, 2003

         BY:      Raymond J. Skiptunis
                  -------------------------
                  Raymond. J. Skiptunis
                  Chief Executive Officer


I, Raymond J. Skiptunis, Chief Financial Officer of Power Efficiency Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

3. the Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

4. the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 13, 2003

         BY:      Raymond J. Skiptunis
                  -------------------------
                  Raymond. J. Skiptunis
                  Chief Financial Officer